Exhibit 99.1

FOR IMMEDIATE RELEASE

Foundation Medicine Announces 2014 First Quarter Results and Recent Highlights

Company Drives 25% Growth in Clinical Tests Reported Compared to 2013 Fourth Quarter

CAMBRIDGE, Mass. – May 7, 2014 – Foundation Medicine, Inc. (NASDAQ: FMI) today reported total revenue of $11.5 million in the first quarter of 2014, compared to $9.7 million in the fourth quarter of 2013 and $5.2 million in the first quarter of 2013. Revenue from clinical testing in the first quarter was $7.1 million, which represents 34% growth in clinical revenue compared to the prior quarter. The company reported 4,702 clinical tests in the first quarter, up from 3,752 in the fourth quarter of 2013.

The company’s clinical assays, FoundationOne® for solid tumors and FoundationOne Heme for hematologic malignancies, sarcomas and pediatric cancers, provide a fully informative genomic profile to identify the molecular alterations in a patient’s cancer and match them with relevant targeted therapies and clinical trials.

“The first quarter was a strong start to 2014 for Foundation Medicine, as we drove 25 percent quarter over quarter growth in the number of clinical tests reported to physicians, and in particular, saw early success with the adoption of our second clinical product, FoundationOne Heme,” said Michael Pellini, M.D., president and chief executive officer, Foundation Medicine. “To meet the increasing demand in the clinical and pharmaceutical business areas, we are continuing to invest in our commercial and business development infrastructure and expanding our experienced sales force.”

Total operating expenses for the first quarter of 2014 were $18.3 million, inclusive of $0.7 million in stock-based compensation expense. This compares with total operating expenses for the fourth quarter of 2013 of $18.9 million, inclusive of $2.3 million in stock-based compensation expense. Excluding stock-based compensation expense, the first quarter increase in operating expenses was primarily driven by the continued growth of the commercial sales force.

Net loss was $12.2 million in the first quarter of 2014, or a $0.44 loss per basic and diluted share. At March 31, 2014, the company had $110.3 million of cash, cash equivalents and investments.

Recent Enterprise Highlights

•	At the 2014 American Society of Clinical Oncology (ASCO) Annual Meeting in June, Foundation Medicine expects to present 18 abstracts, which the company authored or co-authored.

•	In April, the company announced the expansion of its ongoing collaboration with Clovis Oncology to include development of a novel companion diagnostic test to identify ovarian cancer patients most likely to respond to rucaparib, an investigational therapy under development by Clovis, and to submit an application to the FDA for Premarket Approval (PMA) of the test.

•	In April, new clinical data highlighting FoundationOne and FoundationOne Heme were presented by Foundation Medicine and its collaborators at the American Association of Cancer Research (AACR) Annual Meeting 2014.

•	In February, data were published in The Oncologist suggesting that FoundationOne may be used to inform targeted treatment options for patients with intrahepatic cholangiocarcinoma (ICC) – a form of primary liver cancer that is increasing in incidence, typically associated with poor prognosis and often approached with systemic chemotherapy used in other gastrointestinal cancers.

•	In January, the company extended and expanded its ongoing collaboration with Novartis to provide molecular information and comprehensive genomic profiling analysis in support of many of Novartis’ clinical oncology programs.

•	In January, the discovery of a high incidence of ERBB2 (HER2) extracellular domain alterations in patients with micropapillary urothelial carcinoma (MPUC) using FoundationOne was published in Clinical Cancer Research, suggesting that anti-ERBB2 targeted therapies may be potential treatment options for patients with this aggressive form of bladder cancer.

2014 Outlook

The company confirmed its guidance for 2014, including:

•	Reported clinical tests in the range of 22,000 and 25,000;

•	Revenue in the range of $52 to $58 million;

•	The introduction of an updated version of FoundationOne with an expanded set of genes for solid tumors in the first half of 2014; and

•	The introduction of new features for the Interactive Cancer Explorer™ physician portal, including outcomes collection capabilities, in the second half of 2014.

Conference Call and Webcast Details

The company will conduct a conference call today, May 7 at 4:30 p.m. Eastern Time to discuss financial performance for the first quarter and other business activities. To access the conference call via phone, dial 1-855-420-0652 from the United States and Canada or dial 1-484-365-2939 internationally, and for either number reference Foundation Medicine and provide the passcode 29386961. Dial in approximately ten minutes prior to the start of the call. The live, listen-only webcast of the conference call can be accessed by visiting the investors section of the Foundation Medicine website at investors.foundationmedicine.com. A replay of the webcast will be available shortly after the conclusion of the call and archived on the company’s website for two weeks following the call.

About Foundation Medicine

Foundation Medicine (NASDAQ: FMI) is a molecular information company dedicated to a transformation in cancer care in which treatment is informed by a deep understanding of the genomic changes that contribute to each patient’s unique cancer. The company’s clinical assays, FoundationOne for solid tumors and FoundationOne Heme for hematologic malignancies, sarcomas and pediatric cancers, provide a fully informative genomic profile to identify the molecular alterations in a patient’s cancer and match them with relevant targeted therapies and clinical trials. Foundation Medicine’s molecular information platform aims to improve day-to-day care for patients by serving the needs of clinicians, academic researchers and drug developers to help advance the science of molecular medicine in cancer. For more information, please visit www.FoundationMedicine.com or follow Foundation Medicine on Twitter (@FoundationATCG).

Foundation Medicine® and FoundationOne® are registered trademarks and Interactive Cancer Explorer™ is a trademark of Foundation Medicine, Inc.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the adoption of FoundationOne and FoundationOne Heme, potential targeted therapy treatment options for patients with identified alterations, the number of reported tests to be conducted and the generation of revenue in 2014, and the introduction of new versions and features to FoundationOne and the Interactive Cancer Explorer. All such forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include the risks that Foundation Medicine’s test or revenue projections may turn out to be inaccurate because of the preliminary nature of the forecasts; that the launch of an updated version of FoundationOne or the introduction of new features to the Interactive Cancer Explorer are delayed, discontinued or substantially changed; that FoundationOne Heme and any subsequent products may never achieve sustained and significant commercial adoption; the company’s expectations and beliefs regarding the future conduct and growth of Foundation Medicine’s business and the markets in which we operate; delays or denials in obtaining coverage and reimbursement decisions for FoundationOne, FoundationOne Heme and subsequent products; the inability of Foundation Medicine to achieve profitability, to compete successfully, to manage its growth, or to develop its molecular information platform; and the risks described under the caption “Risk Factors” in Foundation Medicine’s Annual Report on Form 10-K for the year ended December 31, 2013, which is on file with the Securities and Exchange Commission, as well as other risks detailed in Foundation Medicine’s Quarterly Reports on Form 10-Q and any subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Foundation Medicine undertakes no duty to update this information unless required by law.

Contacts:

Media - Foundation Medicine	Investors – Foundation Medicine
Dan Budwick, Pure Communications, Inc.	Khaled Habayeb
(973) 271-6085	(617) 418-2283
dan@purecommunicationsinc.com	ir@foundationmedicine.com

- Financial Tables to Follow -

FOUNDATION MEDICINE, INC.

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

(unaudited)

	Three Months Ended
	March 31,
	2014	2013
Revenue	$11,455	$5,200
Costs and expenses:
Cost of revenue	5,291	2,378
Selling and marketing	5,690	1,811
General and administrative	5,700	3,150
Research and development	6,915	4,982

Total costs and expenses	23,596	12,321

Loss from operations	(12,141)	(7,121)
Other income (expense):
Interest expense, net	(25)	(76)
Other expense, net	—	(6)

Total other expense, net	(25)	(82)

Net loss	$(12,166)	$(7,203)

Accretion of redeemable convertible preferred stock	—	(50)

Net loss applicable to common stockholders	$(12,166)	$(7,253)

Net loss per common share applicable to common stockholders, basic and diluted	$(0.44)	$(2.56)

Weighted-average common shares outstanding, basic and diluted	27,733,717	2,834,832

Comprehensive loss	$(12,166)	$(7,253)

FOUNDATION MEDICINE, INC.

Consolidated Condensed Balance Sheets

(In thousands)

(unaudited)

	March 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$110,308	$124,293
Accounts receivable	7,960	6,262
Inventory	2,973	1,763
Prepaid expenses and other current assets	1,256	992

Total current assets	122,497	133,310
Property and equipment, net	22,277	22,104
Restricted cash	1,725	1,725
Other assets	121	129

Total assets	$146,620	$157,268

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,245	$7,007
Accrued expenses and other current liabilities	7,506	5,168
Deferred revenue	807	918
Current portion of deferred rent	1,167	1,167
Current portion of notes payable	1,058	1,499

Total current liabilities	15,783	15,759
Other non-current liabilities	10,502	9,798
Total stockholders’ equity	120,335	131,711

Total liabilities and stockholders’ equity	$146,620	$157,268